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                                                FOLEY & LARDNER
                                                777 East Wisconsin Avenue,
                                                Suite 3800
                                                Milwaukee, Wisconsin  53202-5306
                                                414.271.2400 TEL
                             April 1, 2003      414.297.4900  FAX
                                                www.foleylardner.com


                                                CLIENT/MATTER NUMBER
                                                031613-0139

Alliant Energy Corporation
Alliant Energy Resources, Inc.
4902 North Biltmore Lane
Madison, Wisconsin 53718

Ladies and Gentlemen:

     We have acted as counsel for Alliant Energy Corporation, a Wisconsin corporation ("Alliant"), and Alliant Energy Resources, Inc., a Wisconsin corporation ("Resources," and collectively with Alliant, the "Registrants"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale by the applicable Registrant from time to time of up to $400,000,000 aggregate amount of (i) common stock, $.01 par value, of Alliant (the "Common Stock"), and related Common Share Purchase Rights (the "Rights") to be issued pursuant to the Rights Agreement, dated January 20, 1999, by and between Alliant and Wells Fargo Bank Minnesota (the "Rights Agreement");
(ii) senior unsecured debt securities (the "Debt Securities") to be issued under the Indenture, dated as of November 4, 1999 (the "Indenture"), between Resources, Alliant and U.S. Bank National Association, as supplemented and amended; (iii) Alliant's guarantees of the Debt Securities (the "Guarantees") to be issued under the Indenture; (iv) contracts to purchase shares of Common Stock (the "Stock Purchase Contracts"); and (v) units, each comprised of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, pledged to secure the holder's obligation to purchase shares of Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units"). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a "Prospectus Supplement").

          As counsel to the Registrants in connection with the proposed issue and sale of the above-referenced securities, we have examined: (a) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) each Registrant's respective Restated Articles of Incorporation and Bylaws, each as amended to date; (c) the Rights Agreement; (d) the Indenture; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.


BRUSSELS     DETROIT         MILWAUKEE     SAN DIEGO           TAMPA
CHICAGO      JACKSONVILLE    ORLANDO       SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER       LOS ANGELES     SACRAMENTO    SAN FRANCISCO       WEST PALM BEACH
             MADISON                       TALLAHASSEE


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Alliant Energy Corporation
Alliant Energy Resources, Inc.
April 1, 2003
Page 2


          Based upon the foregoing, we are of the opinion that:

     1. Each Registrant is validly existing as a corporation under the laws of the State of Wisconsin.

     2. All requisite action necessary to make any shares of Common Stock and the attached Rights validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of Alliant for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law will have been taken when:

          a. An order of the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), relating to the issuance of the Common Stock and the attached Rights shall be and remain effective and Alliant shall have complied with the terms and conditions of such order;

          b. Alliant's Board of Directors, or a duly appointed and authorized committee or senior executive officer thereof, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock and the attached Rights;

          c. Such shares of Common Stock and attached Rights shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

     3. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of Resources, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

          a. The Resources' Board of Directors, or one or more officers duly authorized thereby, shall have taken such action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

          b. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

          c. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

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Alliant Energy Corporation
Alliant Energy Resources, Inc.
April 1, 2003
Page 3


     4. All requisite action necessary to make any Guarantees valid, legal and binding obligations of Alliant, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

          a. An order of the SEC pursuant to PUHCA relating to the issuance of the Guarantees shall be and remain effective and Alliant shall have complied with the terms and conditions of such order;

          b. Alliant's Board of Directors, or one or more officers duly authorized thereby, shall have taken such action to establish the terms of such Guarantees and to authorize the issuance and sale of such Guarantees;

          c. Such Guarantees shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

          d. Such Guarantees shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

     5. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of Alliant, subject to
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

          a. An order of the SEC pursuant to PUHCA relating to the issuance of the Stock Purchase Contracts and Stock Purchase Units shall be and remain effective and Alliant shall have complied with the terms and conditions of such order;

          b. Alliant's Board of Directors, or one or more officers duly authorized thereby, shall have taken such action to authorize (i) the form and substance of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units and (ii) the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

          c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

          d. Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.


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Alliant Energy Corporation
Alliant Energy Resources, Inc.
April 1, 2003
Page 4

     We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                     Very truly yours,

                                     /s/ Foley & Lardner

                                     FOLEY & LARDNER